UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2023

HPS CORPORATE LENDING FUND

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01431	87-6391045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-287-4900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On January 12, 2023, HLEND Holdings C, L.P. (“HLEND Holdings”), a wholly-owned subsidiary of HPS Corporate Lending Fund (the “Fund”), as borrower, and the Fund, as equity holder, entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Agreement”), with U.S. Bank Trust Company, National Association, as administrative agent and U.S. collateral agent, Blackstone Asset Based Finance Advisors LP, as Blackstone Asset Based Finance Representative, and U.S. Bank National Association, as U.S. custodian and document custodian. The Agreement is effective as of January 12, 2023.

Advances under the Revolving Credit Facility initially bear interest at a per annum rate equal to Term SOFR plus the applicable margin of 2.95% per annum. On or after the anticipated repayment date of January 11, 2030, the applicable margin on any remaining outstanding advances will be increased by 2.00% per annum.

The initial maximum principal amount under the Agreement is $400 million. Proceeds from borrowings under the Revolving Credit Facility may be used to fund portfolio investments by HLEND Holdings, to pay certain fees and expenses and to make distributions to the Fund, subject to certain conditions. All amounts outstanding under the Revolving Credit Facility must be repaid by April 12, 2030.

The Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. In addition, the Fund has agreed to provide a limited guaranty of a portion of amounts owed under the Revolving Credit Facility in the event of certain bad acts, including fraud and certain other willful and intentional breaches of the facility documents.

The description above is only a summary of the material provisions of the Agreement and is qualified in its entirety by reference to a copy of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Amendment is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1*

Credit Agreement dated January  12, 2023 among HPS Corporate Lending Fund, as equity holder, HLEND Holdings C, L.P., as borrower, Blackstone Asset Based Finance Advisors LP, as Blackstone Asset Based Finance Representative, U.S. Bank Trust Company, National Association, as administrative agent and U.S. collateral agent, and U.S. Bank National Association, as U.S. custodian and document custodian

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HPS Corporate Lending Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023		HPS CORPORATE LENDING FUND

	By:	/s/ Yoohyun K. Choi
Name: Yoohyun K. Choi
Title: Secretary